UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 21, 2021 (July 20, 2021)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2021, Rimini Street, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement dated as of July 2, 2021 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company as guarantors, the lenders party thereto and Capital One, National Association, as a lender and administrative agent. The Credit Agreement was amended to include Fifth Third Bank, National Association as a new lender, as set forth in the amended Schedule 2.1 to the Credit Agreement, and other conforming amendments.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Amendment and in the Credit Agreement were made only for the Credit Agreement, as amended, and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications and limitations and schedules agreed upon by the parties in connection with the negotiated terms. Accordingly, the Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Amendment and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 7.01	REGULATION FD DISCLOSURE
On July 21, 2021, the Company issued a press release titled “Rimini Street Completes $90 Million Commercial Bank Financing and Fully Redeems Remaining Series A Preferred Stock.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	OTHER EVENTS
On July 20, 2021, upon receipt of the funds pursuant to the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company redeemed all remaining shares of its 13.00% Series A Redeemable Convertible Preferred Stock (“Preferred Stock”) at an aggregate redemption price of approximately $88.4 million. Upon redemption of the Preferred Stock, no Preferred Stock of the Company is outstanding and payment and other obligations of the Company pursuant to the secured convertible notes issued in connection with the shares of the Preferred Stock terminated in accordance with the terms of the convertible notes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1
Amendment No. 1 dated as of July 20, 2021 to that certain Credit Agreement dated as of July 2, 2021 by and among Rimini Street, Inc., as borrower, certain subsidiaries of Rimini Street, Inc., as guarantors, the lenders party thereto, Capital One, National Association, as a lender and administrative agent for all lenders, and the financial institutions identified on the signature pages thereto

99.1	Press Release dated July 21, 2021, titled “Rimini Street Completes $90 Million Commercial Bank Financing and Fully Redeems Remaining Series A Preferred Stock” (Furnished Only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: July 21, 2021	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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